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CUSIP No. 037032-10-9                  13G                    Page 9 of 30 Pages


                                    EXHIBIT 1


Each of the undersigned hereby affirms that he, she or it is individually eligible to use Schedule 13G and agrees that this Schedule 13G is filed on his, her or its behalf.

Dated:  February 7, 2001


                                             /s/ Gamil de Chadarevian
                                             -----------------------------------
                                             Gamil de Chadarevian


                                             Biovision Inc.


                                             By: /s/ Gamil de Chadarevian
                                                 -------------------------------
                                                 Name: Gamil de Chadarevian
                                                 Title: Sole Shareholder